UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

Innospec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 South Valley Highway, Suite 350, Englewood, Colorado		CO 80112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 792 5554

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Innospec Inc. (the "Company") held its Annual Meeting of Stockholders on May 6, 2015 in New York. The matter voted upon and the results of such voting are set forth below. Each proposal is described in more detail in the Company's 2015 Proxy Statement filed and provided to stockholders in connection with the meeting.

Proposal 1 - Re-election of two Class II Directors:

Director For Withheld Broker Non-Votes

Milton C. Blackmore 20,757,578.5 448,093.5 1,187,098

Robert I. Paller 13,083,470.5 8,122,201.5 1,187,098

Proposal 2- Advisory Approval of the Company's Executive Compensation. The Stockholders approved, on an advisory basis, the compensation of the named executives disclosed in the 2015 Proxy Statement.

For Against Abstain Broker Non-Votes

20,829,701.5 332,492 43,478.5 1,187,098

Proposal 3 - Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG as the Company's independent registered public accounting firm for the year ending December 31, 2015.

For Against Abstain Broker Non-Votes

22,185,889.5 187,849 19,031.5 0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

May 7, 2015	By:	David E. Williams

Name: David E. Williams
Title: VP, General Counsel, CCO and Corporate Secretary